EXHIBIT 10.1

CONSULTING AGREEMENT

This Independent Consultant Agreement ("Agreement") is executed by and between Safe Rx Pharmacies, Inc. ("Company"), and William R. Miertschin ("Consultant").

Recitals

A.

The Company, formerly named Signature Healthcare, Inc., merged with Safescript of Ohio, Inc., pursuant to an Amended and Restated Plan and Agreement of Merger dated June 21, 2006. Section 6.03.a of the merger agreement provides that Consultant will provide consulting services to the Company in connection with initiation of trading of the Company's common stock on the OTC Bulletin Board.

B.	The Consultant and the Company desire to enter into this agreement setting forth the terms on which the Consultant will provide the services contemplated in Section 6.03.a of the merger agreement.

Agreement

           Now, therefore, in consideration of the above premises and the other consideration set forth in this agreement, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

1. Services, Costs and Expenses.

a. The Company hereby retains the Consultant and Consultant hereby agrees to perform consulting services upon the terms and conditions contained herein and for a consulting fee as specified herein.

           b.          The Company will not withhold FICA or state or federal income tax from the Consultant's compensation. The Company will not make state or unemployment insurance contributions or disability insurance contributions on behalf of the Consultant. The Company will not obtain workers' compensation insurance on behalf of the Consultant. The Consultant is fully responsible for all self-employment taxes and any other applicable taxes pertaining to the Consultant fee.

           c.          The Consultant shall be responsible for all costs and expenses incident to the performance of services to the Company, including but not limited to, any and all costs of equipment provided by Consultant, travel expenses, all fees, fines, licenses, bond or taxes required of or imposed against the Consultant and all other of Consultant's costs of doing business, except as provided below. The Company will only reimburse the Consultant for

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expenses and costs associated with the Consultant's service to the Company if the Consultant receives written express permission from Kent Freeman prior to the Consultant incurring said costs or expenses. The Consultant acknowledges that he will not be reimbursed for costs and expenses incurred in connection with this Agreement that are not in compliance with this Section.

           2.           Independent Consultant. The Consultant acknowledges that he is solely an independent contractor and consultant. The Consultant further acknowledges that he does not consider himself to be an employee of the Company, and is not entitled to any Company employment rights or benefits. The Consultant shall not be supervised by the Company. The Consultant shall provide his own invoices for payment, on his own letterhead, detailing all the work he has performed for the Company by the last calendar day of each month.

           3.           Duties of Consultant. The Consultant agrees to report to Kent Freeman during the term of this Agreement. The Consultant agrees that he will at all times faithfully, industriously, and to the best of his ability perform such duties. The Consultant shall perform the following services pursuant to this Agreement:

           a.             Provide the Company any information required concerning the history and operations of the Company's predecessor, Signature Healthcare, Inc., necessary to complete a registration statement of the Company's common stock under the Securities and Exchange Act of 1934.

b. Search for and introduce to the Company securities broker-dealers who are willing and able to serve as market makers for the Company's securities on the OTC Bulletin Board.

c. Assist the Company as needed in providing the information necessary for one or more sponsoring broker-dealers to file a Form 211 with Nasdaq for trading in the Company's securities.

d. Assist the Company as needed in devising and implementing a cost effective plan to communicate with Company shareholders about the merger and the Company's securities.

e. Consultation with the Company's management for a reasonable amount of time concerning the above subsections a - d.

           4.           Term and Termination. The initial term of this Agreement shall commence on the effective date of this Agreement and end upon initiation of trading of the Company's common stock on the OTC Bulletin Board, subject to the provisions for termination hereinafter provided.

           a.          The Company may only terminate this Agreement for death, disability or cause. The death of the Consultant shall immediately terminate this Agreement. "Disability" shall mean a condition which prevents the Consultant from discharging his regular duties for a period

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of 190 consecutive days or for a series of periods totaling 90 days during any consecutive 180 day period. The Company may terminate the Consultant for disability upon two weeks advance written notice to Consultant. The Company may terminate this Agreement upon 15 days written notice for the following reasons which shall constitute "cause":

1. Should Consultant commit, or omit, any acts which are in the nature of, or constitute, fraud against the Company;

2. Should Consultant materially breach any term or provision of this Agreement;

3. Should Consultant be charged with or convicted of a felony.

b. The Consultant may terminate this Agreement upon 15 days written notice should the Company breach any term or provision of this Agreement.

           5.          Compensation. The Consultant's consulting fee shall consist of one hundred thousand (100,000) restricted shares of the Company's common stock, as adjusted to account for any stock dividend, split, consolidation or recapitalization after execution of this Agreement, to be paid upon initiation of trading of the Company's common stock on the OTC Bulletin Board.

           6.          Conduct of Business. Consultant, during the term of this Agreement and any renewal hereof, agrees and covenants to conduct himself and all business activities of or on behalf of Company in strict and prompt compliance with and in all respects comply with the letter and intent of all applicable federal, state and local laws, statues, regulations, ordinances, rules and codes of ethics.

           9.           Binding Effect. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives and assigns to the extent assignment is permitted herein. No assignment of this Agreement or any rights or benefits of this Agreement shall be permitted without the express written consent of both parties.

           10.        Notices. Any notice required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to any officer of the party to whom the same is directed or sent by registered or certified mail, return receipt requested, postage or charges prepaid, addressed to such party at the address set forth beneath such party's signature at the end of this Agreement, or such address as shall have been furnished in writing by such party for whom the communication is intended to the other. Any such notice shall be deemed to be given on the date so delivered if delivered personally or on the date which is the third (3rd) day after which the same was deposited in the United States Mail, addressed and sent as aforesaid. Consultant and Company shall have the right, from time to time, to change the address for notice specified in this paragraph by providing written notice of such party's new address to the other party at the address contained herein or such other address as so specified by the other party.

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           11.        Governing Law. The parties intend that the laws of the State of Ohio shall govern the determination of the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

           12.        Indemnification by Company. Company agrees to, and does hereby, indemnify Consultant against all claims, damages, losses, and expenses, including reasonable attorneys' fees and expenses, arising out of Company's performance under this Agreement or that are caused in whole or in part by Company's willful misconduct or grossly negligent act or omission or that are caused by the willful misconduct or grossly negligent act or omission of the Company, or of any Person employed or engaged by Company for whose acts Company may be liable.

           13.       Indemnification by Consultant. Consultant agrees to, and does hereby, indemnify Company and Company's shareholders, members, directors, managers, officers, employees, contractors, agents, attorneys, and representatives against all claims, damages, losses, and expenses, including reasonable attorneys' fees and expenses, arising out of Consultant's provision of the Services under this Agreement that are found by a court of competent jurisdiction in a final, non-appealable judgment to have been caused in whole or in part by Consultant's willful misconduct or grossly negligent act or omission or that are caused by the willful misconduct or grossly negligent act or omission of any Affiliate of Consultant, or of any Person employed or engaged by Consultant for whose acts Consultant may be liable.

           14.        Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, the legality, validity and enforceability of the remaining provisions of this Agreement will not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there will be added automatically, as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and as will be legal, valid and enforceable.

           15.        Benefitted Parties. This Agreement is made solely and specifically between and for the benefit of the parties hereto, and their respective successors and assigns, subject to the express provisions hereof relating to successors and assigns, and no other person whatsoever will have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third person beneficiary or otherwise.

           16.        Execution in Multiple Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document, and all counterparts will constitute one and the same agreement.

           17.        Written Modification. No alterations, modifications, amendments or changes to this Agreement will be effective or binding upon the parties unless the same shall have been agreed to in writing by the parties hereto.

           18.         Paragraph Headings. Paragraph and other headings contained in this Agreement are for reference purposes only and are in no way intended to define, amplify or limit the scope or intent of this Agreement or any of its provisions.

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EXECUTED effective as of June 21, 2006.

The Company:	The Consultant:
Safe Rx Pharmacies, Inc.	William R. Miertschin

/s/ Kent Freeman	/s/ William R. Miertschin
By: Kent Freeman, President

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